UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 14, 2011
(Date of earliest event reported)

VISTA INTERNATIONAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

88 Inverness Circle East, N-103, Englewood, Colorado 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

References in this document to “Vista,” “we,” “us,” “our,” or the “Company” refer to Vista International Technologies, Inc.

Item 1.01.  Entry into a Material Definitive Agreement

On February 14, 2011, Vista and Brown-Lewisville Railroad Family First Limited Partnership (“Brown”) entered into a Purchase and Sale Agreement (the “Sale Agreement”) pursuant to which Vista will sell  all of its interest in the 26.8 acre industrial site it owns at 1323 Fulghum Rd. in Hutchins, Texas, to Brown.

Vista will concurrently enter into a lease with Brown (the “Lease”) to lease back approximately 12.5 acres of the property to continue its tire processing business currently located on the property.  The proposed lease terms include an initial sixty month lease term with mutually agreed-upon extensions, initial six months of free rent and lease payments of approximately $675 per acre per month, subject to potential increases in the Consumer Price Index.

The aggregate consideration to be paid by Brown to Vista pursuant to the Sale Agreement is approximately $1,348,000 in cash, which is net of the first two years of lease payments under the proposed lease.  The recorded amount of the property is approximately $51,000 at December 31, 2010.

The closing of the sale is contingent on various closing conditions and deliveries, including deposit of earnest money, Brown’s review of the physical and environmental condition of the property, transfer of necessary permits and licenses, satisfactory completion of customary due diligence and shareholder approval.

Forward Looking Statements Warning

This filing may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

The information contained in this filing is a statement of Vista’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Vista’s assumptions. Vista may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Vista’s assumptions or otherwise. The cautionary statements contained or referred to in this filing should be considered in connection with any subsequent written or oral forward-looking statements that Vista or persons acting on its behalf may issue. This filing may include analysts’ estimates and other information prepared by third parties for which Vista assumes no responsibility.

Vista undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this filing, Vista does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VISTA INTERNATIONAL TECHNOLOGIES, INC.

Dated: February 16, 2011	By:	/s/ Bradley A. Ripps
Bradley A. Ripps, Interim Chief Executive Officer

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